Exhibit 5.1

                                                     June 9, 2000

SoftNet Systems, Inc.
650 Townsend Street, Suite 225
San Francisco, CA 94103

                           Re:      SoftNet Systems, Inc.
           2,224,448 shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration of 2,224,448 shares of common stock, par value $0.01 per share, (the "Shares") of SoftNet Systems, Inc. (the "Company") issued to certain stockholders of the Company, under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

         In my capacity as Assistant General Counsel of the Company in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

         In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

         I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is my opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         I consent to your filing this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Jason G. Wilson

                                 Jason G. Wilson
                                 Assistant General Counsel
                                 SoftNet Systems, Inc.